                                                                Exhibit 99.1


                            ROCKY SHOES & BOOTS, INC.

                  Company Contact:      Jim McDonald
                                        Chief Financial Officer
                                        (740) 753-1951
                  Investor Relations:   Integrated Corporate Relations, Inc.
                                        Brendon E. Frey/Chad A. Jacobs
                                        (203) 682-8200
                  Media Relations:      Integrated Corporate Relations, Inc.
                                        Megan McDonnell
                                        (203) 682-8200


  ROCKY SHOES & BOOTS, INC. REPORTS RECORD FIRST QUARTER REVENUES AND EARNINGS
      -- FIRST QUARTER REVENUES INCREASE 181% TO A RECORD $61.5 MILLION --
     -- REPORTS RECORD FIRST QUARTER DILUTED EARNINGS PER SHARE OF $0.20 --

NELSONVILLE, Ohio, May 5, 2005 - Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced record financial results for the first quarter ended March 31, 2005.

For the three months ended March 31, 2005, net sales increased 181% to a record $61.5 million compared to $21.9 million for the corresponding period a year ago. Net income rose to a record $1.1 million versus net income of $0.1 million and diluted earnings per share increased to $0.20 versus $0.01 last year.

On January 6, 2005, Rocky Shoe & Boots, Inc. completed the acquisition of EJ Footwear Group. The results for the three months ended March 31, 2005 represent the performance of the consolidated company, while the year ago results reflect Rocky Shoe & Boots on a stand-alone basis.

Mike Brooks, Chairman and Chief Executive Officer of Rocky Shoes & Boots, stated, "Our record first quarter performance highlights the strength of EJ's portfolio of brands as well as the continued growth of our Rocky branded business. These results reflect our strategic decision to acquire EJ Footwear, which in turn has allowed us to significantly enhance sales and earnings and further reduce the seasonality of our business. We are very pleased with the progress we have made integrating our two organizations and we look forward to taking full advantage of the many synergies that still lie ahead."

FIRST QUARTER RESULTS
Net sales for the first quarter increased 181% to $61.5 million compared to $21.9 million a year ago. The first quarter results reflect the acquisition of EJ Footwear, which contributed $39.9 million in revenue during the three month period ended March 31, 2005.

Gross margin in the first quarter of 2005 increased to $24.2 million, or 39.4% of sales, from $5.6 million or 25.7% of sales, for the same period last year. The 1370 basis point increase was primarily due to sales of EJ Footwear product which carry a higher gross margin than Rocky products, as well as a decrease in shipments to the U.S. military in the first quarter of fiscal 2005 compared to the first quarter of fiscal 2004. Military boots are sold at lower gross margins than branded products.

Selling, general and administrative (SG&A) expenses were $20.7 million, or 33.6% of sales for the first quarter of 2005 compared to $5.3 million, or 24.3% of sales, a year ago. The increase is primarily a result of higher SG&A associated with the EJ Footwear business.

Income from operations increased to $3.5 million or 5.8% of net sales for the period from $0.3 million or 1.3% of net sales in the prior year.

FUNDED DEBT AND INTEREST EXPENSE
The Company's funded debt at March 31, 2005 was $98.1 million versus $14.5 million at March 31, 2004. The year-over-year increase was principally due to borrowings under the credit facility to fund the purchase of EJ Footwear. Interest expense increased to $1.9 million for the quarter ended March 31, 2005 versus $0.3 million for same period last year, primarily due to the increase in borrowings.

INVENTORY
Inventory increased to $69.3 million at March 31, 2005 compared with $35.1 million on the same date a year ago due to the acquisition of EJ Footwear.

OUTLOOK
The Company stated it remains comfortable with its previously issued guidance for fiscal 2005 of net sales in the range of $300 million to $305 million and earnings per share in the range of $2.55 to $2.65.

Mr. Brooks concluded, "We have begun fiscal 2005 with positive momentum and solid financial results. We are excited about the opportunities that we have created in the marketplace and move forward dedicated to executing a strategy that will allow us to fully maximize the strength of our assets and expand our business into the future."

ABOUT ROCKY SHOES & BOOTS, INC.
Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY(R) and GATES(R), and as a result of the acquisition of EJ Footwear, GEORGIA BOOT(R), LEHIGH(R), DURANGO, and the licensed brand DICKIES(R).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding future synergies from the EJ Footwear acquisition (paragraph 4) and management's sales and earnings guidance for fiscal 2005 (paragraph 11). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED INCOME STATEMENTS


                                                                 THREE MONTHS ENDED
                                                                       MARCH 31,
                                                             2005                     2004
                                                             ----                     ----
                                                          (UNAUDITED)              (UNAUDITED)
NET SALES                                                $ 61,498,084             $ 21,882,089

COST OF GOODS SOLD                                         37,290,212               16,263,485
                                                         ------------             ------------

GROSS MARGIN                                               24,207,872                5,618,604


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               20,661,683                5,327,691
                                                         ------------             ------------

INCOME FROM OPERATIONS                                      3,546,189                  290,913


OTHER INCOME AND (EXPENSES):
         Interest expense                                  (1,881,210)                (258,573)
         Other - net                                           (6,630)                  74,206
                                                         ------------             ------------
                  Total other - net                        (1,887,840)                (184,367)
                                                         ------------             ------------

INCOME BEFORE INCOME TAX                                    1,658,349                  106,546

INCOME TAX                                                    563,895                   34,095
                                                         ------------             ------------

NET INCOME                                               $  1,094,454             $     72,451
                                                         ============             ============

NET INCOME PER SHARE
         Basic                                           $       0.21             $       0.02
         Diluted                                         $       0.20             $       0.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                              5,163,271                4,428,023
                                                         ============             ============
         Diluted                                            5,588,653                4,971,569
                                                         ============             ============



                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                  MARCH 31, 2005       MARCH 31, 2004       DECEMBER 31, 2004
                                                  --------------       --------------       -----------------
                                                    (UNAUDITED)           (UNAUDITED)
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                    $   1,844,354         $   1,164,802         $   5,060,859
     Trade receivables - net                         50,121,610            17,657,161            27,182,198
     Other receivables                                1,164,271               842,220             1,114,959
     Inventories                                     69,334,020            35,135,584            32,959,124
     Deferred income taxes                            1,297,850               959,810               230,151
     Income taxes receivable                          2,134,642                                   2,264,531
     Prepaid expenses                                 1,053,732             1,132,264               588,618
                                                  -------------         -------------         -------------
         Total current assets                       126,950,479            56,891,841            69,400,440

FIXED ASSETS - net                                   22,563,726            17,325,445            20,179,486

DEFERRED PENSION ASSET                                1,347,825             1,499,524             1,347,824

INTANGIBLE AND OTHER ASSETS                          70,275,056             4,498,312             5,777,904
                                                  -------------         -------------         -------------

TOTAL ASSETS                                      $ 221,137,086         $  80,215,122         $  96,705,654
                                                  =============         =============         =============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                             $  11,879,873         $   2,082,062         $   4,349,248
     Current maturities - long-term debt              6,376,401               511,006             6,492,020
     Accrued taxes - other                              438,624               451,917               422,692
     Accrued salaries and wages                       2,310,280               644,661             1,295,722
     Accrued income taxes                                                     380,652
     Accrued other                                    4,285,853               421,583             1,228,708
                                                  -------------         -------------         -------------
         Total current liabilities                   25,291,031             4,491,881            13,788,390

LONG TERM DEBT - less current maturities             91,746,122            13,998,680            10,044,544

DEFERRED LIABILITIES                                 19,709,368             2,057,783             1,501,922
                                                  -------------         -------------         -------------

TOTAL LIABILITIES                                   136,746,521            20,548,344            25,334,856

SHAREHOLDERS' EQUITY:
     Common stock, no par value                      50,284,512            36,089,849            38,399,114
     Accumulated other comprehensive loss            (1,077,586)           (1,950,400)           (1,077,586)
     Retained earnings                               35,183,639            25,527,329            34,049,270
                                                  -------------         -------------         -------------

         Total shareholders' equity                  84,390,565            59,666,778            71,370,798
                                                  -------------         -------------         -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 221,137,086         $  80,215,122         $  96,705,654
                                                  =============         =============         =============